Exhibit 10.2
LEASE
THIS LEASE AGREEMENT, made the 3rd day of NOVEMBER 2005 , by and between JEFFREY L. WHITESELL, WILLIAM A. WHITESELL, NANCY J. REINKE, JOYCE A. HOFFMAN and ABBY E. WHITESELL, partners doing business as OFFICETOWN EAST CO., hereinafter called Lessor, and:
PERFORMANCE HOME BUYERS, LLC
Suite 303 Claypool Building
4130 Linden Avenue
Riverside, Ohio 45432
hereinafter called Lessee:
WITNESSETH:
That for and in consideration of the rentals to be paid, and the covenants and conditions to be kept as hereinafter set forth, Lessor does hereby lease and let and Lessee does hereby accept for leasing the following described premises in that certain office building known as THE CLAYPOOL BUILDING and located at 4130 Linden Avenue, in the City of Riverside, Montgomery County, Ohio and more particularly designated and described as follows:
Being Suite 303/304-305-306 &, 307 as laid out and shown on Lessor’s plan of said office building, containing —2,611— square feet, more or less.
This lease agreement is made upon the following terms and conditions:
1. The term of this lease is for a period of SIX Months commencing on the 29th day of NOV. 2005 , and ending at midnight on the 28th day of MAY 2006 .
2. Lessee shall pay to Lessor a semi-annual rental of SIXTEEN THOUSAND THREE HUNDRED EIGHTEEN & 75/100—, payable in monthly installments of — $2,719.80—, each on the first day of every calendar month in advance during the term hereof.
3. Lessee shall use and occupy the leased remises for general business purposes provided however, that the use and occupancy of said premises by the Lessee shall at all times be consistent with the general use and character of the building of which said leased premises are a part. No other use or occupancy shall be made of the said premises without the written consent of Lessor in advance of such other use.
4. Lessee shall use and occupy the leased premises in a careful and proper manner. Lessee shall not use the premises for any purpose or in such a manner as to create a nuisance or be objectionable to Lessor or other tenants in said building, and shall not use said premises nor conduct any activity therein that is unlawful or contrary to valid ordinances, rules, regulations of statutes of the City of Riverside, County of Montgomery, State of Ohio or United States of America having jurisdiction in the matter. Lessee shall not use the leased premises or keep anything therein which is illegal or which in Lessor’s opinion is dangerous or will tend to increase the rate for fire and casualty insurance on the building or which is contrary to or conflicts with any fire or casualty insurance carried by Lessor on said building.
5. Lessor shall furnish and maintain, without additional charge, drapes, carpeting, lighting fixtures, heat, air conditioning, elevator in the Claypool Building, janitor service, window washing, toilets, toilet supplies and hallway drinking fountains, all in accordance with the best standards used in the operation and maintenance of office buildings, but Lessor shall not be responsible for the accidental stoppage or failure of said services or facilities due to causes beyond the Lessor’s reasonable control.
6. Lessee shall not make or cause to be made any alterations, changes, additions or other improvements to the leased premises without first obtaining the written consent of Lessor, which shall not be withheld unreasonably. All such alterations, changes, additions, or improvements, if consented to by Lessor, shall be made in a careful, workmanlike manner, consistent with the standard of work and material existing in the building, and all such alterations, changes, additions or improvements shall be at the sole cost and expense of Lessee but shall remain and become the absolute property of Lessor at the expiration or termination of this lease. In no event shall Lessee place any lettering, sign or symbol upon the windows or outside walls of the leased premises or other outside parts of the building.
7. Lessee shall keep the leased premises in a clean, sanitary condition at all times, and at the expiration or termination of this lease, Lessee shall return the leased premises to Lessor in as good as condition as the same are at the commencement of this lease, except for damage by fire, the elements, acts of God and reasonable wear and tear.
8. Lessor shall maintain the hallways, stairways, toilets and other commonly used areas of the building in good condition at all times. Lessor also shall keep the leased premises in a good state of maintenance and repair (including the painting of all interior walls of the leased premises every five years), except for such maintenance and repairs as are caused by the negligence, act or fault of Lessee, its agents, employees or invitees. In the event Lessor does not make the repairs or do the maintenance work required of it hereunder within a reasonable time after notice of the need therefore from Lessee, Lessee may do such work or cause the same to be done and Lessor shall be liable for the reasonable cost thereof, which Lessee may offset against future rentals due under this lease.
9. In the event the leased premises, or any part thereof, are damaged or destroyed by fire, the elements or any other cause not the fault of Lessee, so as to render the leased premises, or any part thereof, untenantable, and such damage or destruction cannot be repaired or replaced by Lessor within a reasonable time (not to exceed 90 days), this lease shall not be terminated, but the rentals due hereunder shall be abated for such period and portion of the leased premises as were untenantable from such causes until the same are placed in tentantable condition.

10. Lessee shall indemnify and save Lessor harmless from all claims, demands, charges and alleged causes of action for damage to property or injury to persons (including death resulting therefrom) on the leased premises arising in any way for Lessee’s negligent use and occupancy of the leased premises. Persons, as used herein, includes Lessee, its officers, agents, employees and invitees, ad well as other parties.
11. In the event the office building, or any part thereof, of which the leased premises are a part is taken by right of eminent domain or condemnation, or in the event the same is sold under threat of condemnation by any public authority or other party having the right of condemnation, this lease shall be terminated as of the date of the taking of possession by such other party under those conditions, and Lessee shall not be entitled to any part of any award or Sale price paid to Lessor for such taking, but Lessee’s rentals shall be prorated an terminated as to the date of such termination.
12. Lessee shall have no right to sublet any part of the leased premises nor assign this lease without first obtaining the written consent of Lessor, provided, however, that Lessor shall not withhold such consent unreasonably. Any such subletting or assignment, even when Lessor consents thereto, shall not relieve Lessee of its obligations hereunder.
13. In the event Lessee defaults in making any payment of rent hereunder when the same is due, or in the event Lessee breaches any of the covenants, conditions or other provision to be kept by it hereunder, and such default or breach continues for a period of ten (10) days after Lessor has mailed written notice thereof to Lessee, the Lessor at its option, may terminate this lease and re-enter and retake full and exclusive possession of the leased premises and all part thereof, or Lessor may re-enter and retake possession of the leased premises for the purposes of reletting the same as agent for Lessee, and in the case of any such reletting, Lessee shall be liable to Lessor for any deficiency in rentals received below the amount provided for in this lease. In the event Lessor re-enters and takes possession of the leased premises because of default or breach on the part of Lessee or because of termination or expiration of this lease, Lessor shall not be guilty of any forcible entry or trespass, nor shall Lessor be responsible for the safekeeping, storage or protection of any of Lessee’s property in or on the leased premises, but Lessor may remove or store such property at Lessee’s expense and without liability in any way to Lessee.
14. Lessee, upon paying the rents and keeping the covenants, conditions and provisions of this lease, shall have quiet and peaceable possession of the leased premises during the term thereof.
15. This lease agreement contains the entire agreement between the parties and shall not be altered or modified in any respect except by an instrument in writing, duly executed by the parties or their respective successors or assigns.
16. Waiver of any one or more defaults or breaches under this lease shall not constitute a waiver of the same of any other default or breach subsequently occurring.
17. All notices required or provided for under this lease may be sent by United States mail provided, they are addressed to the respective parties as follows:

Officetown Fast
The Claypool Building
4130 Linden Avenue
Riverside, Oh 45432 (Lessor)
PERFORMANCE HOME BUYERS, LLC
Suite 303 Claypool Building
4130 Linden Avenue
Riverside, Ohio 45432 (Lessee)
or such notice may be sent to such other party at such an address as may be specified in writing in advance by either party from time to time during the term of this lease.
18. This agreement, and all of its terms and conditions, shall be binding upon and shall ensure to the benefit of the parties hereto (including all partners of Officetown East), their successors, assigns, personal representatives, heirs, devisees, legatees, and distributees.
IN WITNESS WHEREOF, the OFFICETOWN EAST CO., Lessor, has executed this agreement by one of its partners thereunto duly authorized, and Lessee has executed the same or cause the same to be executed by its officer, agent, or representative thereunto duly authorized.

OFFICETOWN EAST CO.
BY: /s/ Jeffrey L. Whitesell
Partner, LESSOR JEFFREY L. WHITESELL

BY: /s/ Wayne Hawkins, Member
Lessee PERFORMANCE HOME BUYERS, LLC

C-W PROPERTIES
Officetown East
Suite 155 Claypool Building
4130 Linden Avenue
Dayton, Ohio 45432
1.	PLASTIC CARPET PROTECTORS MUST BE PLACED UNDER ALL OFFICE DESK CHAIRS.

2.	ITEMS THAT WILL NOT FIT INTO THE WASTEPAPER CONTAINERS, AND YOU WISH THE CLEANING PERSONNEL TO DISPOSE OF, MUST BE MARKED “TRASH” AND PLACED AS CLOSE TO THE WASTE PAPER BASKETS AS POSSIBLE. NO ITEMS OF ANY KIND ARE TO BE PLACED IN THE HALLWAYS FOR DISPOSAL

3.	ALL BUILDING DOORS ARE LOCKED BY THE CLEANING PERSONNEL BETWEEN 7:00 P.M. AND 7:30 P.M. DURING THE WEEK. ANY TENANT ENTERING THE BUILDING AFTER THIS TIME ARE REQUESTED TO LOCK THE DOOR UPON ENTERING, AND LEAVING THE BUILDING, ESPECIALLY ON WEEKENDS WHEN MANAGEMENT AND JANITORIAL PERSONNEL ARE NOT HERE.

4.	NO SIGNS ARE ALLOWED IN THE HALLWAYS, AND IT IS THE RESPONSIBILITY OF THE TENANT TO HAVE THEIR COMPANY NAME PLACED ON THE SUITE DOOR.

5.	SHOULD YOU HAVE LARGE CARDBOARD BOXES TO BE DISPOSED OF, PLEASE CALL THE LEASING OFFICE — 256-3311 — AND THE MAINTENANCE PERSON WILL TAKE CARE OF IT FOR YOU.

6.	THERE IS A CONFERENCE ROOM, LOCATED ON THE SECOND FLOOR OF THE CLAYPOOL BUILDING, THAT CAN BE RESERVED BY ANY TENANT, BY CALLING THE LEASING OFFICE AND STATING THE DAY AND TIME THE ROOM IS NEEDED.

7.	ALL COMMON AREAS IN THE BUILDINGS ARE POSTED NON-SMOKING. IT IS LEFT TO THE TENANT TO DECIDE WHETHER HE WISHES HIS SUITE TO BE SMOKING OR NON-SMOKING.

8.	SHOULD YOU HAVE ANY MAINTENANCE PROBLEMS — FLUORESCENT LIGHT BULBS OUT, HEATING/AIR CONDITIONING PROBLEMS, ETC., PLEASE CALL THE LEASING OFFICE.

9.	IT IS SUGGESTED WHEN MAKING ARRANGEMENTS, WITH THE TELEPHONE COMPANY, THAT “POST IT NOTES” BE PLACED ON THE AREA WHERE YOU WANT TELEPHONE JACKS, ETC., AND ARRANGEMENTS BE MADE FOR THE SERVICE PERSON TO GAIN ENTRY TO YOUR SUITE.

10.	IN CASE OF AN EMERGENCY AFTER HOURS, PLEASE CALL: 2563311 AND LEAVE A MESSAGE WITH THE ANSWERING SERVICE. THEY WILL FORWARD THE MESSAGE TO THE PROPER PERSON.